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                     PC SERVICE SOURCE, INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                           Three Months Ended            Nine Months Ended
                                                              September 30,                September 30,
                                                       --------------------------     -----------------------
                                                           1996            1995         1996          1995
                                                       -----------      ---------     --------      ---------
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------

Net earnings (loss) . . . . . . . . . . . . . . .      $       179      $  (1,667)    $  1,592      $  (1,537)
                                                       ===========      =========     ========      =========

Average common shares outstanding . . . . . . . .            5,742          3,896        4,709          3,894
Average common share equivalents resulting
  from assumed conversion of options
   and warrants (1) . . . . . . . . . . . . . . .              249            --           386            --
                                                       -----------      ---------     --------      ---------
Average number of common shares and
  common share equivalents outstanding  . . . . .            5,991          3,896        5,095          3,894
                                                       ===========      =========     ========      =========

Primary earnings (loss) per common share  . . . .      $       .03      $    (.43)    $    .31      $    (.39)
                                                       ===========      =========     ========      =========

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------

Average number of common shares outstanding . . .            5,742          3,896        4,709          3,894
Average common share equivalents resulting from
   assumed conversion of options and warrants
   assuming full dilution (1) . . . . . . . . . .              249            --           386            --
                                                       -----------      ---------     --------      ---------
Average number of common shares and
   common share equivalents outstanding
   assuming full dilution . . . . . . . . . . . .            5,991          3,896        5,095          3,894
                                                       ===========      =========     ========      =========

Fully diluted earnings (loss) per common share  .      $       .03      $    (.43)    $    .31      $    (.39)
                                                       ===========      =========     ========      =========


(1) Common share equivalents are not included for the three and nine months ended September 30, 1995, as exercise of options and warrants would be anti-dilutive.